Exhibit 99.1

Red Hat Announces $1 Billion Stock Repurchase Program

Raleigh, N.C. – June 22, 2016 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that its Board of Directors has authorized the repurchase of up to $1 billion of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

The new program is to replace the previous $500 million repurchase program that will be terminated effective June 30, 2016. Approximately $329 million was used under the previous program through June 22, 2016.

“Red Hat’s management team and Board of Directors firmly believe in our long-term growth prospects. We are also committed to efficient capital allocation, as we demonstrated today with a significant increase to our stock repurchase authorization,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “We intend to utilize our healthy balance sheet and the ability to generate operating cash flow to fund the new repurchase program, which we believe will create further value for our shareholders.”

The timing and the amount of any repurchases of common stock will be determined by Red Hat management based on its evaluation of market conditions and other factors. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased common stock will be available for use in connection with the Company’s stock plans and for other corporate purposes.

As of May 31, 2016, the Company had cash and investments of approximately $2.12 billion.

Red Hat had approximately 181.1 million shares of common stock outstanding as of May 31, 2016.

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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Red Hat, Inc.

Media Contact:

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swonderl@redhat.com

or

Investor Relations:

Tom McCallum, 919-754-4630

tmccallum@redhat.com